UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 12, 2006

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51786	87-0722777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Northwest Boulevard, Suite 202

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 676-8321

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 12, 2006, NightHawk Radiology Holdings, Inc., through our wholly-owned subsidiary and operating entity, NightHawk Radiology Services, LLC, entered into a Building Lease (the “Lease”) with WT 215 North Water, LLC covering approximately 6,200 square feet of office space in Milwaukee, Wisconsin. The Lease has a term of five years and three months with an option to extend the lease for an additional five years on the terms set forth in the Lease. Our Milwaukee, Wisconsin offices are utilized by our information technology and software development teams. We will vacate our current office space in Milwaukee and begin to occupy the space covered by the Lease starting in February 2007.

A copy of the Lease is attached to this Current Report as Exhibit 10.23.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.23	Building Lease between NightHawk Radiology Services, LLC and WT 215 North Water, LLC, dated May 12, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2006

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ Paul E. Cartee
Paul E. Cartee Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.23	Building Lease between NightHawk Radiology Services, LLC and WT 215 North Water, LLC, dated May 12, 2006.